As filed with the Securities and Exchange Commission on May 23, 2006

Registration No. 333-134015

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1 TO FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

DATAWATCH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	02-0405716
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Quorum Office Park
271 Mill Road
Chelmsford, Massachusetts 01824
(978) 441-2200

(Address of Principal Executive Offices) (Zip Code)

2006 Equity Compensation and Incentive Plan

(Full title of the plan)

Robert W. Hagger
President, Chief Executive Officer and Director
DATAWATCH CORPORATION
Quorum Office Park
271 Mill Road
Chelmsford, Massachusetts 01824

(Name and address of agent for service)

(978) 441-2200

(Telephone number, including area code, of agent for service)

Copy to:

William B. Simmons, Jr., Esq.
CHOATE, HALL & STEWART LLP
Two International Place
Boston, MA  02110
(617) 248-5000

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (File No. 333-134015) filed on May 11, 2006, pertaining to Datawatch Corporation’s (the “Registrant”) Common Stock to be offered pursuant to the 2006 Equity Compensation and Incentive Plan (the “Plan”). The registration fee was miscalculated on the original Form S-8 filing, which resulted in less than the total number of shares authorized under the Plan being registered. No securities were issued under the Plan and the Registrant hereby removes and withdraws from registration all securities registered pursuant to this Registration Statement. The Registrant is filing a new Form S-8 registration statement to register the full number of shares authorized under the Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-8 and has duly caused this Post Effective Amendment No. 1 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Chelmsford, Commonwealth of Massachusetts on May 22, 2006.

DATAWATCH CORPORATION

By:	/s/ ROBERT W. HAGGER
Robert W. Hagger
President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 to the Registration Statement has been signed below on the dates indicated by the following persons in the capacities indicated.

Name	Title	Date

/s/ ROBERT W. HAGGER	President, Chief Executive Officer and Director	May 22, 2006
Robert W. Hagger	(Principal Executive Officer)

/s/ JOHN J. HULBURT	Vice President and Chief Financial Officer	May 22, 2006
John J. Hulburt	(Principal Financial Officer)

*	Director	May 22, 2006
Richard de J. Osborne

Director
Thomas H. Kelly

*	Director	May 22, 2006
Terry W. Potter

*	Director	May 22, 2006
David T. Riddiford

*	Director	May 22, 2006
James Wood

* By Robert W. Hagger, Attorney-in-Fact

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